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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - August 30, 1996


                                   HUBCO, INC.
               (Exact Name of Registrant as Specified in Charter)


                                   NEW JERSEY
                 (State or Other Jurisdiction of Incorporation)

               1-10699                           22-2405746
       (Commission File Number)        (IRS Employer Identification No.)

               1000 MacArthur Boulevard, Mahwah, New Jersey 07430
                    (Address of Principal Executive Offices)

                                 (201) 236-2641
                         (Registrant's Telephone Number)


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Item 5.  Other Events.

          Effective on August 30, 1996 (the "Effective Time"), HUBCO, INC. ("HUBCO") consummated its previously announced acquisition of Hometown Bancorporation, Inc. ("HBI") pursuant to the Agreement and Plan of Merger, dated as of April 28, 1996 (the "Merger Agreement"), by and among HUBCO, Hudson United Bank, Hometown Acquisition Corporation ("HAC"), HBI, and The Bank of Darien ("Darien"). At the Effective Time, HAC, a wholly-owned subsidiary of HUBCO, merged with and into HBI with HBI as the surviving entity, and, thereby, HBI became a wholly-owned subsidiary of HUBCO. In addition, at the Effective Time, Darien, a commercial bank organized under the laws of Connecticut and the sole subsidiary of HBI, was merged with and into Lafayette American Bank and Trust Company, a wholly-owned subsidiary of HUBCO. Subsequently, on September 3, 1996, HBI (the surviving entity of the merger with HAC)was merged with and into HUBCO.

          As a result of the Merger, the issued and outstanding shares of HBI Common Stock, except for (i) HBI treasury shares, (ii) shares of HBI Common Stock owned by Darien or any other direct or indirect subsidiary of HBI and
(iii) shares of HBI Common Stock as to which dissenters' rights have been validly exercised pursuant to the provisions of the Delaware General Corporation Law, were converted into the right to receive $17.75 per share in cash (the "Exchange Price"). The HBI treasury shares and shares of HBI Common Stock owned by Darien or any other direct or indirect subsidiary of HBI were canceled and retired, and no payment was made with respect thereto.

          Furthermore, each HBI Stock Option was automatically, and without any action on the part of the holders thereof, converted into the right to receive cash in an amount equal to (i) the excess of the Exchange Price, without interest, over the exercise price per share provided in the HBI Stock Option, multiplied by (ii)the number of shares of HBI Common Stock subject to such HBI Stock Option.

          The consideration involved in the Merger was a result of negotiations between HUBCO and HBI and was evaluated and determined to be fair by HBI's financial advisors.


Item 7.  Exhibits.

         99                Press Release dated September 3, 1996


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                             HUBCO, INC.


Dated: September 11, 1996                    By: /S/ D. LYNN VAN BORKULO-NUZZO
                                                 -----------------------------
                                                 D. Lynn Van Borkulo-Nuzzo
                                                 Executive Vice President


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                                INDEX TO EXHIBITS


         Exhibit No.                 Description

             99                      Press Release dated September 3, 1996